Exhibit 4.23

AFTER RECORDING, RETURN TO:

Davis Wright Tremaine, LLP

1201 Third Avenue, Suite 2200

Seattle, WA 98101

Attn: Donald E. Percival

SECOND SUPPLEMENTAL INDENTURE OF TRUST

THIS SECOND SUPPLEMENTAL INDENTURE OF TRUST, dated as of September 30, 2011, is amendatory and supplemental to that certain Second Amended and Restated Indenture of Trust dated January 20, 2011, by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the “Company”) whose address is 5601 Electron Drive, Anchorage, AK 99519, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), whose address is 1420 Fifth Avenue, 7th Floor, Seattle, WA 98101, recorded January 20, 2011, under the following recording numbers:

Recording District	Recording Number

Anchorage	2011-003688-0
Kenai	2011-000608-0
Palmer	2011-001410-0
Seward	2011-000062-0

which Second Amended and Restated Indenture of Trust was amended by the First Supplemental Indenture dated as of January 20, 2011, and recorded January 20, 2011, under the following recording numbers:

Recording District	Recording Number

Anchorage	2011-003689-0
Kenai	2011-000609-0
Palmer	2011-001411-0
Seward	2011-000063-0

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which Second Amended and Restated Indenture of Trust was associated with a Trust Indenture dated as of September 15, 1991 and recorded September 25, 2991, under the following recording information:

Recording District	Recording Book and Page

Anchorage	Book 2195, Page 178
Kenai	Book 389, Page 637
Palmer	Book 663, Page 167
Seward	Book 62, Page 351

Such Second Amended and Restated Indenture of Trust, as amended, is referred to herein as the “Indenture.” The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Obligations (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Obligations and the Indenture.

Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, property, rights, privileges and franchises of the Company, except any Excepted Property (as defined in the Indenture, including property listed in Exhibit C to the Indenture), and granted a security interest therein for the purposes therein expressed.

The purpose of this Second Supplemental Indenture is to confirm that the Company’s interest in the Bernice Lake Repeater Station, which is located on land legally described in the paragraph titled “Parcel 5” in Exhibit A to the Indenture (which land is also erroneously listed in Exhibit C to the Indenture), including the Company’s interest in all improvements thereon and appurtenances thereto, is in all respects subject to the lien of the Indenture in the same manner and to the same extent as all other property legally described in Exhibit A to the Indenture, and that the Company’s interest in the Bernice Lake Power Plant, which is located on land legally described in the paragraph titled “Bernice Lake Power Plant” in Exhibit C attached to this Second Supplemental Indenture, including the Company’s interest in all improvements thereon and appurtenances thereto, is Excepted Property (as defined in the Indenture).

Exhibit C to the Indenture is hereby replaced and superseded in its entirety by Exhibit C attached to this Second Supplemental Indenture.

(Remainder of page intentionally left blank; signatures follow.)

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CHUGACH ELECTRIC ASSOCIATION, INC.,
an Alaska electric cooperative

By:	/s/ Michael R. Cunningham
Name:	Michael R. Cunningham
Title:	C.F.O.

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Thomas Zrust
Name:	Thomas Zrust
Title:	Vice President

STATE OF ALASKA	)
	)	ss.
THIRD JUDICIAL DISTRICT	)

On this 3rd day of October, 2011, before me, a Notary Public in and for the State of Alaska, personally appeared Michael R. Cunningham, to me known to be the C.F.O. of Chugach Electric Association, Inc., the electric cooperative that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said electric cooperative for the uses and purposes therein mentioned and on oath stated that s/he was authorized to execute said instrument on behalf of said electric cooperative.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Divina C. Portades

Print name:	Divina C. Portades

Notary Public in and for the State of Alaska, residing at Anchorage

My commission expires:	4/1/2013

Signature page to Second Supplemental Indenture of Trust

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 23rd day of September, 2011, before me, a Notary Public in and for the State of Washington, personally appeared Thomas Zrust, to me known to be the Vice President of U.S. Bank National Association, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association for the uses and purposes therein mentioned and on oath stated that s/he was authorized to execute said instrument on behalf of said national banking association.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Ryan P. Brennan

Print name:	Ryan P. Brennan
Notary Public in and for the State of Washington, residing at Seattle

My commission expires:	2/16/2015

Signature page to Second Supplemental Indenture of Trust

EXHIBIT C

CERTAIN EXCEPTED PROPERTY

Baxter Lake Substation Addition

Legal: Tract D-1, Foxhall South Subdivision, Plat 92-13

Anchorage Recording District, Third Judicial District, State of Alaska

Huffman Substation Addition

Legal: Lot 1A, Block 1, West Addition-Knik Heights Subdivision, Plat 75-140

On file in the office of the District Recorder, Anchorage Recording District, Third Judicial District, State of Alaska

Patricia Subdivision

Legal: Lot 15, Block 3, Patricia Subdivision, Plat 69-54

Anchorage Recording District, Third Judicial District, State of Alaska

Patricia Subdivision

Legal: Lot 19, Block 2, Patricia Subdivision, Plat 69-54

Anchorage Recording District, Third Judicial District, State of Alaska

Former Tudor Substation Site

Legal: Lot 12, Block 2, O.H. Fast Subdivision, Plat P-156

Anchorage Recording District, Third Judicial District, State of Alaska

Wonder Park Site

Legal: Tract 2, Wonder Park School Subdivision, Plat 69-221

Anchorage Recording District, Third Judicial District, State of Alaska

Former Fairview Substation Site

Legal: Lot 4, Block 18D, Anchorage Townsite Subdivision of Block 18-Third Add.

Plat C-10A, Anchorage Recording District, Third Judicial District, State of Alaska

Girdwood Substation Addition

Legal: Lot 22, Block 3, Girdwood Townsite, U.S. Survey 1177

Statutory Warranty Deed Recorded at Book 2867 Page 304

Anchorage Recording District, Third Judicial District, State of Alaska

Bernice Lake Power Plant

Legal: The west 300 feet of Tract F, Chevron Tracts Subdivision Tracts A to F and K & L, according to Plat 95-35 on file in the office of the District Recorder, Kenai Recording District, S.M., Alaska.

Exhibit C to Second Supplemental Indenture of Trust – Page 1

International South Addition

Legal: The West One-half of the Northeast One-quarter of the Northwest One-quarter (W  1/2 of the NE  1/4 of the NW 1/4) of Section 1, Township 12 North, Range 4 West, Seward Meridian; Records of the Anchorage Recording District, Third Judicial District, State of Alaska.

Excepting therefrom that portion conveyed to State of Alaska, Department of Transportation and Public Facilities by Trustee’s Deed recorded August 23, 1979 in Book 429 at Page 596.

The specific equipment described as collateral in the UCC financing statements filed with the Alaska Department of Natural Resources, under the following filing numbers:

2008-654537-5, 2008-669161-5, 2009-678314-3, 2009-680741-2, 2010-692590-8, 2010-693742-2, 2010-694402-3, 2010-697798-3, 2010-697895-9 and 2010-707193-4.

Exhibit C to Second Supplemental Indenture of Trust – Page 2